As filed with the Securities and Exchange Commission on February 2, 2004

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENOME THERAPEUTICS CORP.

(Exact name of registrant as specified in its charter)

Massachusetts	04-2297484
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Beaver Street

Waltham, Massachusetts 02453

(781) 398-2300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen Cohen

Senior Vice President and Chief Financial Officer

Genome Therapeutics Corp.

100 Beaver Street

Waltham, Massachusetts 02453

(781) 398-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Patrick O’Brien	James A. Lebovitz
Ropes & Gray LLP	Dechert LLP
One International Place	4000 Bell Atlantic Tower
Boston, Massachusetts 02110-2624	1717 Arch Street
(617) 951-7000	Philadelphia, Pennsylvania 19103-2793
(215) 994-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-111273

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, $0.10 par value per share	2,800,000	$5.715	$16,002,000	$2,028

(1)	The registrant previously registered an aggregate of 14,000,000 shares on a registration statement on Form S-3 (File No. 333-111273), for which a filing fee of $10,394.47 was paid.

(2)	Estimated solely for purposes of calculating the amount of registration fee pursuant to Rule 457 under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.10 per share, of Genome Therapeutics Corp., a Massachusetts corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (File No. 333-111273), including each of the documents filed with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, The Commonwealth of Massachusetts, on February 2, 2004.

GENOME THERAPEUTICS CORP.

By:	/s/ STEVEN M. RAUSCHER
Steven M. Rauscher President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN M. RAUSCHER Steven M. Rauscher	Director, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	February 2, 2004

/s/ STEPHEN COHEN Stephen Cohen	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 2, 2004

* Robert J. Hennessey	Director	February 2 , 2004

* Marc B. Garnick, M.D.	Director	February 2 , 2004

* Philip Leder, M.D.	Director	February 2, 2004

* Lawrence Levy	Director	February 2 , 2004

* Norbert G. Riedel, Ph.D.	Director	February 2 , 2004

* David K. Stone	Director	February 2 , 2004

* William S. Reardon	Director	February 2 , 2004

*By	/s/ STEPHEN COHEN
Stephen Cohen Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Document

3.1	Restated Articles of Organization and Bylaws. (1)

3.2	Amendment dated January 5, 1982 to Restated Articles of Organization. (2)

3.3	Amendment dated January 24, 1983 to Restated Articles of Organization. (3)

3.4	Amendment dated January 17, 1984 to Restated Articles of Organization. (4)

3.5	Amendment dated October 20, 1987 to the Bylaws. (5)

3.6	Amendment dated December 9, 1987 to Restated Articles of Organization. (6)

3.7	Amendment dated October 16, 1989 to the Bylaws. (7)

3.8	Amendment dated January 24, 1994 to Articles Restated Articles of Organization. (8)

3.9	Amendment dated August 31, 1994 to Restated Articles of Organization. (8)

3.10	Amendment dated March 15, 2001 to Restated Articles of Organization. (9)

3.11	Bylaws of Genome Therapeutics Corp. (as amended through July 24, 2001). (10)

4.1	Specimen Common Stock Certificate. (11)

5.1	Opinion of Ropes & Gray LLP. (12)

23.1	Consent of Ernst & Young LLP, on Genome Therapeutics Corp. (12)

23.2	Consent of Ernst & Young LLP, on GeneSoft Pharmaceuticals, Inc. (12)

23.3	Consent of Ropes & Gray LLP (included in opinion filed as Exhibit 5.1).

24.1	Power of Attorney. (13)

99.1	Placement Agent Agreement. (14)

(1)	Filed as exhibits to the Company’s Registration Statement on Form S-1 (No. 2-75230) and incorporated herein by reference.

(2)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended February 27, 1982 and incorporated herein by reference.

(3)	Filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended February 26, 1983 and incorporated herein by reference.

(4)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended February 25, 1984 and incorporated herein by reference.

(5)	Filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended August 31, 1987 and incorporated herein by reference.

(6)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended November 28, 1987 and incorporated herein by reference.

(7)	Filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 1989 and incorporated herein by reference.

(8)	Filed as exhibits of the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 1994 and incorporated herein by reference.

(9)	Filed as an exhibit to the Company’s 10-Q for the quarter ended February 24, 2001 and incorporated herein by reference.

(10)	Filed as an exhibit to the Company’s 10-Q for the quarter ended September 29, 2001 and incorporated herein by reference.

(11)	Incorporated by reference to our Registration Statement on Form S-3 (File No. 333-00127).

(12)	Filed herewith.

(13)	Filed previously as part of signature page of our Registration Statement on Form S-3/A (File No. 333-111273).

(14)	Filed previously as an exhibit to our Registration Statement on Form S-3/A (File No. 333-111273)